UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007 (January 10, 2007)

NYMEX Holdings, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	333-30332	13-4098266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One North End Avenue, World Financial Center New York, New York	10282-1101
(Address of Principal Executive Offices)	(Zip Code)

(212) 299-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2007, the Board of Directors (the “Board”) of NYMEX Holdings, Inc. (the “Company”) approved bonus awards for the following named executive officers: Richard Schaeffer, the Chairman, received a $2,000,000 performance bonus for 2006; James E. Newsome, the President and Chief Executive Officer received a $1,000,000 performance bonus for 2006 and a special one-time bonus of $400,000 in recognition Dr. Newsome’s efforts with respect to the Company’s initial public offering (the “IPO”); Kenneth D. Shifrin, the Chief Financial Officer, received a $200,000 performance bonus for 2006 and a special one-time bonus of $175,000 in recognition of Mr. Shifrin’s efforts with respect to the IPO; Samuel H. Gaer, the Chief Information Officer, received a $400,000 performance bonus for 2006; and Christopher K. Bowen, the General Counsel, Chief Administrative Officer and Secretary, received a $300,000 performance bonus for 2006.

In addition, the Board approved an increase in Mr. Schaeffer’s salary for 2007 by $300,000, from $600,000 to $900,000.

SIGNSIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

By: /s/ Richard D. Kerschner

Name: Richard D. Kerschner

Title: SVP – Corporate Governance and Strategic Initiatives

Date: January 12, 2007

3